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BlackRock ESG Capital Allocation Term Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

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PRESENTATION ON THE BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST (NYSE: ECAT)

PREPARED BY SABA CAPITAL MANAGEMENT

JUNE 2025

Table of Contents

Executive Summary

About Saba Capital Management

- **Saba is ECAT's largest shareholder, owning approximately 28.8% of the Fund, signaling our strong alignment with all shareholders.**

- **We are the world's largest single investor in closed-end funds, managing a $6.1 billion portfolio that is invested across more than 200 CEFs.**[1]
  - ✓ Saba is a proven CEF investor with a history of holding managers accountable and advocating for initiatives that unlock value for all shareholders.
  - ✓ Saba's successful track record as a CEF activist has earned us recognition as the *"Activist Hedge Fund Manager of the Year"* by Institutional Investor in both 2023 and 2024.[2]

- **Saba's CEF investment strategy focuses on:**
  - ✓ Pursuing changes that will return discounted CEFs to their full NAV.
  - ✓ Creating long-term value for shareholders through lower fees and better management.
  - ✓ Protecting shareholder rights.



HEDGE FUND INDUSTRY AWARDS
2023
Activist Hedge Fund Manager of the Year
SABA CAPITAL MANAGEMENT
Winner



HEDGE FUND INDUSTRY AWARDS
2024
Activist Hedge Fund Manager of the Year
SABA CAPITAL MANAGEMENT
Winner

Commentary on Saba's CEF Investment Strategy

> "[...] ***Saba's strategy to enhance shareholder value has seen a number of significant 'wins'*** *with a number of restructurings and exit mechanisms announced at several of its holdings.*"

STIFEL
05/13/2025

[1] AUM as of April 30, 2025. [2] Institutional Investor. See disclaimer: The 2023 and 2024 Activist Hedge Fund Manager of the Year awards were open to hedge funds whose strategy relies primarily on activist investments. Saba submitted information related to 2022 and 2023 investment returns, performance track record, risk management, stability of investment team, as well as portfolio management, respectively. Winners for the 2023 and 2024 Institutional Investor Awards were announced on May 11, 2023 and May 1, 2024, respectively. (Disclaimer continues on slide 36).

About the BlackRock ESG Capital Allocation Term Trust

MULTI ASSET

ECAT

BlackRock ESG Capital Allocation Term Trust

ECAT's investment objectives are to provide total return and income. The Trust invests in equity and debt securities. At least 80% of its total assets are invested in securities that, in the investment adviser's assessment, meet certain ESG criteria. ECAT has a 12-year limited term, subject to extension, with a contingent feature to convert to perpetual.

NAV as of May 30, 2025

$16.42

52 WK: $15.10 - $19.23

Distribution Rate as of May 30, 2025

22.72%

Size of Fund as of May 30, 2025

$1,631.4M

Market Price as of May 27, 2025

$15.83

52 WK: $13.38 - $15.94

NAV Discount as of May 30, 2025

-3.59%

% of Net Assets as of April 30, 2025



Cash Equivalents -7.67%
Commodities 2.70%
Fixed Income 36.85%
Equity 68.13%

Source: ECAT, Bloomberg.

What We're Seeking

We urge shareholders to vote FOR all our independent and highly qualified trustee candidates, as well as FOR our proposal to terminate ECAT's investment management agreement with BlackRock Advisors, LLC ("BlackRock").

Class III Trustees



Ilya Gurevich

President of G&G Retirement Planning



Shavar Jeffries

CEO of the KIPP Foundation



Athanassios Diplas

Principal of Diplas Advisors LLC (Former)

Class II Trustees



David Littlewood

Co-Founder & CEO of ASL Capital Markets Inc (Former)



David Locala

Managing Director & Global Head of Technology M&A at Citigroup Global Markets Inc. (Former)

Class I Trustees



Jennifer Raab

President & CEO of the New York Stem Cell Foundation



Thomas H. McGlade

Partner and Head of the U.S. Office at Prologue Capital Inc. (Former)



Elizabeth Groo

Managing Director & Global Head of Loan Portfolio Advisory & Sustainability at Citibank (Former)

Our Solution

Overview: Saba's Nominees for ECAT's Board

We believe our trustee candidates have the right mix of investment and finance experience, CEF expertise and leadership backgrounds. We are seeking to replace eight of ECAT's 10 Board positions, which we believe will provide beneficial continuity to the Fund.

Class III Trustees



Ilya Gurevich

President of G&G Retirement Planning



Shavar Jeffries

CEO of the KIPP Foundation



Athanassios Diplas

Principal of Diplas Advisors LLC (Former)

Class II Trustees



David Littlewood

Co-Founder & CEO of ASL Capital Markets Inc (Former)



David Locala

Managing Director & Global Head of Technology M&A at Citigroup Global Markets Inc. (Former)

Class I Trustees



Jennifer Raab

President & CEO of the New York Stem Cell Foundation



Thomas H. McGlade

Partner and Head of the U.S. Office at Prologue Capital Inc. (Former)



Elizabeth Groo

Managing Director & Global Head of Loan Portfolio Advisory & Sustainability at Citibank (Former)

Citi, Prologue Capital, Deutsche Bank and Pzena Investment Management logos are for illustrative purposes only.

Our Nominees Are Independent and Qualified to Serve on ECAT's Board

We believe our trustee candidates have the right mix of investment and finance experience, CEF expertise and leadership backgrounds.

	Finance/Investment Industry Expertise	Business Leadership Experience	Governance Proficiency	Independent From Saba
Ilya Gurevich	✓	✓		✓
Shavar Jeffries		✓	✓	✓
Athanassios Diplas	✓	✓	✓	✓
David Littlewood	✓	✓		✓
David Locala	✓	✓		✓
Jennifer Raab		✓	✓	✓
Thomas H. McGlade	✓	✓	✓	✓
Elizabeth Groo	✓	✓	✓	✓

Source: Public materials, including Saba's definitive proxy statement.

Appendix

Saba Has a Track Record of Sound Governance and Value Creation

Our own funds serve as examples of best-in-class corporate governance in the CEF industry. We also have a demonstrated record of advocating for shareholder rights at other funds.

Examples of Saba's Value-Enhancing and Shareholder-Friendly Actions

Saba Capital	**Saba Capital Income & Opportunities Fund** **Saba Capital Income & Opportunities Fund II**	✓Plurality vote standard, equal voting rights, multiple liquidity events for shareholders. ✓Non-staggered board at BRW. ✓In May 2024, SABA board approved share repurchase program and 1-for-2 reverse stock split, and de-staggered its board.
CQS Natural Resources GROWTH AND INCOME PLC	**CQS Natural Resources Growth & Income PLC**	✓In May 2025, entered standstill with CYN for the trust to tender up to 100% of its shares, enabling shareholders to take a full cash exit if they wish. ✓The trust also agreed to cut its management fee and raise its annual dividend payout.
Salient	**Salient Midstream & MLP Fund**	✓In August 2022, reached an agreement to support the fund's reorganization into a lower fee open-end mutual fund. ✓Secured distribution paid to all shareholders based on a $300,000 payment by the fund's investment advisor.
N | B	**Neuberger Berman High Yield Strategies Fund**	✓In October 2020, reached an agreement with NHS for the fund to tender 25% of its outstanding shares of common stock at a price per share equal to 96% of its NAV per share. ✓Prior to the announcement, NHS traded at a -8.1% discount to NAV.[1] As of Q1 2025, NHS trades at a 1.7% premium to NAV.

Source: Fund documents, Bloomberg. Saba, CQS, Salient and Neuberger Berman: for illustrative purposes only. [1] Data as of 10/16/2020 close.

Saba Has a Track Record of Sound Governance and Value Creation (Cont.)

Link

Bloomberg

Another Win For Investment Trust Activism

I've written about Saba's campaign before and I'll repeat that I'm struggling to see a downside for private investors here. While I know that Saba's approach might irritate and even distract managements and it might have perturbed the occasional shareholder, overall it's hard to argue with an outcome that offers shareholders a better deal and a potential exit.

Link

FT FINANCIAL TIMES

Hedge fund's campaign a wake-up call for 'complacent' investment trusts

"It has been a massive wake-up call for the sector that has got far too complacent," said Ben Yearsley, a director at consultancy Fairview Investing.

Link

THE WALL STREET JOURNAL.

A U.S. Hedge-Fund Star Wants to Rescue British Investors. They Should Thank Him and Leave.

Link

BoardIQ

Activist Sues Fund, Plus Directors, over Poison Pill Provision

Source: Bloomberg article dated 05/28/2025, Financial Times article dated 02/07/2025, The Wall Street Journal article dated 01/17/2025 and BoardIQ article dated 02/06/2024.

We Have Consistently Defended CEF Shareholders' Rights

- **June 2020:** The Arizona Superior Court issues a preliminary injunction that prevented Voya Prime Rate Trust (NYSE: PPR) from enforcing a bylaw amendment that substantially raised the voting threshold required to elect board trustees. Link.
- **January 2023:** The U.S. District Court for the Southern District of New York denies the Templeton Global Income Fund's (NYSE: GIM) bid to block the certification of shareholder votes. Link.
- **January 2023:** The Suffolk County Superior Court in Massachusetts sides with Saba, ruling that four Eaton Vance CEFs' use of control share provisions violated the '40 Act. Link.
- **February 2023:** The Templeton Global Income Fund (NYSE: GIM) withdraws litigation to block the certification of shareholder votes. Saba's nominees are seated as trustees of the fund. Link.
- **December 2023:** The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds the lower court's ruling against the Nuveen funds that the Nuveen-advised CEFs violated the '40 Act. Link.
- **December 2023:** The U.S. District Court for the Southern District of New York sides with Saba and rules that certain CEFs violated the '40 Act in their use of illegal control share provisions. Link.
- **January 2024:** Saba brings complaint against ASA in the U.S. District Court for the Southern District of New York for its use of a poison pill. Link.
- **March 2024:** Saba files lawsuit in the U.S. District Court for the Southern District of New York against ECAT for the Fund's adoption of a higher voting standard in contested elections.
- **June 2024:** The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds the lower court's ruling against certain CEFs for their use of illegal control share provisions. Link.
- **June 2024:** The U.S. District Court for the Southern District of New York sides with Saba and dismisses ECAT's motion to dismiss Saba's lawsuit.
- **April 2025:** Saba files lawsuit in the U.S. District Court for the Southern District of New York against ASA Gold and Precious Metals Limited (NYSE: ASA) for its readoption of a shareholder rights plan that the Court previously found to be illegal. Link.

Summarized Biography: Ilya Gurevich



Ilya Gurevich is a retirement planner with more than 25 years of experience in the financial services industry and a deep understanding of ECAT's retail shareholders.

- Institutional Shareholder Services Inc. recommended ECAT shareholders vote for Mr. Gurevich in 2023 and 2024.
- President of G&G Retirement Planning and Principal and Retirement Planner of Northeast Retirement Planning.
- Former Principal, Trader of ETFs and equity derivatives at Dreadnought Trading.
- Former lead market maker for ETFs and equity derivatives for several different companies on the floors of the AMEX and PSE.

Summarized Biography: Shavar Jeffries



Shavar Jeffries has corporate governance expertise and experience as an executive and director of various businesses across education, policy and law.

- Previously served on the board of directors of Pzena Investment Management, KIPP Foundation, New Classrooms and Duke University.
- CEO of the KIPP Foundation, a nonprofit that trains and develops educators to lead KIPP public schools.
- Previously had a 24-year career in law, including serving as a Partner of Lowenstein Sandler, an investment management-focused law firm, where he represented investment clients in civil and criminal litigation, Associate Professor of Law at Seton Hall Law School Center for Social Justice, Counsel to the Attorney General in the Office of the New Jersey Attorney General, Gibbons Fellow in Public Interest Law, Associate at Wilmer Cutler Pickering Hale and Dorr, and Law Clerk to Judge Nathaniel R. Jones of the United States Court of Appeals for the Sixth Circuit.

Summarized Biography: Athanassios Diplas



Athanassios Diplas has significant experience in credit markets, including swaps, derivatives, risk management and trading.

- Institutional Shareholder Services Inc. recommended ECAT shareholders vote for Mr. Diplas in 2024.
- Former Principal of Diplas Advisors, LLC, a derivatives advisory company that provided expert advice on derivatives-related issues to financial institutions and law firms.
- Former Managing Director at Deutsche Bank, where he also served as Global Head of Systemic Risk Management, Global Head of Counterparty Portfolio Management Group and Chief Risk Officer/Deputy COO – Global Credit Trading for a combined nine years, and at Goldman Sachs, where he was Vice President – Credit Derivatives for six years.
- Previously held multiple advisory roles in financial markets, including Senior Advisor to the Board of Directors of the International Swaps and Derivatives Association, Co-Chair of the ISDA Industry Governance Committee and Credit Steering Committee, Member of the Consultative Working Group of the European Securities and Markets Authority Secondary Markets Standing Committee, Board Member of ICE Clear Credit CCP and Risk Committee Member for two CDS CCPs.
- Co-inventor and patent holder of the credit default swap auction settlement process within ISDA and led the industry effort for the development of Standard Initial Margin Model for uncleared transactions across all asset classes.

Summarized Biography: David Littlewood



David Littlewood has more than two decades of experience in capital markets, asset management and securities trading, as well as valuable expertise in debt securities (credit product structuring and distribution).

- Co-Founder and former CEO of ASL Capital Markets, a minority owned, self-clearing government securities broker dealer, where he oversaw all aspects of ASL's business, including compliance, finance, risk management, technology, trading and operations.

- Co-Founder of Cairn Capital Limited, an asset management business, from 2005 and 2017.

- Former Global Head of Structured Credit Products at the Royal Bank of Scotland, where he was responsible for overseeing the bank's portfolio of Collateralized Debt Obligations, Asset Backed Securities and Credit Default Swaps and for structuring and distributing structured credit products for the bank's clients, securities restructuring and implementing regulatory capital efficient transactions for the bank.

Summarized Biography: David Locala



David Locala is a former M&A banker with more than 30 years of experience working in the financial services industry and advising companies in the technology sector.

- Former Managing Director and Global Head of Technology M&A at Citigroup Global Markets, where he led all aspects of the bank's M&A business in the technology sector.
- Former Managing Director and Co-Head of Technology M&A at Deutsche Bank.
- Former Managing Director of Technology M&A at Lazard.

Summarized Biography: Jennifer Raab



Jennifer Raab is an executive with experience leading various private institutions and nonprofit organizations and corporate governance know-how from her time serving as a director of several nonprofit companies.

- President and CEO of the New York Stem Cell Foundation, one of the world's leading nonprofit organizations dedicated to accelerating cures for major diseases through stem cell research.
- President Emerita of Hunter College, the largest college in the City University of New York system, where she improved student academic qualifications, retention and graduation rates, expanded philanthropic support and launched a capital expansion plan.
- Former Chairman and Commissioner of the New York City Landmarks Preservation Commission, Director of Public Affairs for the New York City Planning Commission and Special Projects Manager for the South Bronx Development Organization.
- Previously served on the board of directors of Compuware Corporation (NASDAQ: CPWR), where she worked with management to restructure the company and close its acquisition by private equity firm Thoma Bravo for approximately $2.4 billion in 2014.

Summarized Biography: Thomas H. McGlade



Thomas H. McGlade possesses extensive expertise in fixed income derivatives, leveraged trading, value-at-risk based risk management, securities financing and portfolio valuation and macroeconomics, along with his experience in investor relations and business development, investment analysis, financial risk management and valuation.

- Former Partner and Head of the U.S. Office at Prologue Capital Inc., a prominent hedge fund where he oversaw significant aspects of fund business management and also acted as a portfolio manager.

- Former Managing Director of RBS Securities Inc. (f/k/a RBS Greenwich Capital), a broker dealer and major investment bank, from 1993 until 2008, where he was head trader for long duration U.S. Treasury bonds on the primary dealership desk of the liquid products group.

- Previously a member on the Boards of Directors of Prologue Capital's legal entities, including Prologue G.P. Ltd., Prologue Capital U.S. General Partner LLC, and Prologue Feeder Fund Ltd.

Summarized Biography: Elizabeth Groo



Elizabeth Groo brings decades of experience in the financial services industry, including in various leadership roles across premier financial institutions.

- Previously served in various leadership positions at Citibank from 2010 to 2024, including as Managing Director & Global Head of Loan Portfolio Advisory & Sustainability.
- Former Executive Director, Portfolio Management & Credit Trading, at WestLB.
- Previously held various positions at leading financial institutions, including UBS, Salomon Smith Barney, Morgan Stanley and CDC Securities.
- Former member of the board of directors of International Association of Credit Portfolio Managers (IACPM), an industry association established to further the practice of credit exposure management.
- Founder of All Court Advisory LLC, where she provides strategy and management consulting services.
- Entrepreneur-in-Residence at the ClimateTech Expertise Network, a program providing mentorship to climate tech start-ups.

Disclaimer

The materials in this presentation (the "Presentation") are for informational purposes only, are not complete and do not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This Presentation is not an advertisement. The Presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in the Presentation represent the opinions of Saba and are based on publicly available information with respect to ECAT. Saba recognizes that there may be confidential information in the possession of ECAT that could lead ECAT to disagree with Saba's conclusions. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports. Saba has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Saba does not endorse third-party estimates or research, which are used in the Presentation solely for illustrative purposes. No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third-party report. Unless otherwise indicated, the figures presented in the Presentation may not have been calculated using generally accepted accounting principles ("GAAP") and may not have been audited by independent accountants. Such figures may vary from GAAP in material respects and there can be no assurance that the unrealized values reflected in the Presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of ECAT will trade, and such securities may not trade at prices that may be implied in the Presentation. The opinions, estimates, projections, pro forma information and potential impact of the opportunities identified by Saba in the Presentation are based on assumptions that Saba believes to be reasonable as of the date hereof or as other cited, but there can be no assurance or guarantee that actual results or the performance of ECAT will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of a security. Saba reserves the right to change any of its opinions expressed in the Presentation at any time as it deems appropriate. Saba disclaims any obligation to update the data, information or opinions contained in the Presentation.

Disclaimer Regarding Institutional Investor Awards

More information on the awards is available here: https://www.institutionalinvestor.com/article/2d6anafxgowqfj0jskbnk/culture/here-are-the-winners-of-the-21st-annual-hedge-fund-industry-awards and here: https://www.institutionalinvestor.com/article/b8ynqlgnjb6y8q/Here-Are-the-Winners-of-the-20th-Annual-Hedge-Fund-Industry-Awards. Saba did not pay any fees for consideration for these awards. Awards listed above are based on factors including, but not limited to, investment returns and assets under management, as provided by Saba or its investors. Awards may be judged by a panel of industry executives or through a more general voting process. For each award's specific selection criteria, see the corresponding website. Some nominations include an associated awards ceremony for which Saba compensates the award provider to attend the ceremony (e.g. ceremony). These awards do not constitute an endorsement by the award provider and do not express an opinion or view on Saba's ability to perform its duties as an investment adviser. Ratings are in no way indicative of an adviser's future performance, which may vary. The information provided herein does not constitute an offer or solicitation regarding any investment products or services offered by Saba.